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                                                                EXHIBIT 10.20


                              MANAGEMENT AGREEMENT


PARTIES:            BENO MICHEL, M.D., INC. (the "Practice")
                    AMERIPATH, INC. ("Ameripath")

EFFECTIVE DATE:     OCTOBER 15, 1996 (the "Effective Date")

RECITALS:

             - AmeriPath is a Delaware corporation engaged in the business of providing administrative and management services, to pathology and dermatopathology groups;

             - The Practice is a professional association comprised of medical practitioners who engage in the practice of pathology and dermatology ("Practice Providers");

             - The Practice desires to enter into this Agreement with AmeriPath for the provision of comprehensive business management services to enhance the efficiency of its operations and to allow its Practice Providers to concentrate fully on providing quality medical services;

             - The Practice has designated a Managing Physician to oversee the day to day operations of the Practice's business and to make administrative and certain other decisions on its behalf;

             - The Practice and AmeriPath desire to enter into this agreement (the "Agreement") to provide a statement of their respective rights and responsibilities during its Term (as defined in Section VI-A herein below).


             FOR GOOD AND VALUABLE CONSIDERATION, AmeriPath and the Practice agree as follows:

I.           PRELIMINARY STATEMENTS

             A. RECITALS. The recitals set forth above are true and accurate and are incorporated as part of this Agreement.

             B. DEFINITIONS. Many capitalized terms used in this Agreement are defined in Attachment I to this Agreement; however, capitalized terms used in this Agreement are also defined in the text of this Agreement, and Attachments II and III hereof.

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             C.     ATTACHMENTS.  All attachments to this Agreements are
incorporated into this Agreement by reference. The attachments to this Agreement are the following:

                    Attachment I:                 Definitions
                    Attachment II:                Attorney in Fact
                    Attachment III:               Miscellaneous Contractual Provisions

I.           AMERIPATH SERVICES

             AmeriPath shall on behalf of Practice and as a Practice Expense, provide the Practice and the Practice Providers with the following services for the dermatopathology practice conducted by the Practice (the "Lab Practice"):

             A. STRATEGIC PLANNING AND GOALS. AmeriPath shall prepare, in consultation with the Managing Physician, an annual Operating Plan (as defined in Section IV-B), reflecting in reasonable detail anticipated Practice Revenues, Practice Expenses, Allocated Expenses and Practice Provider staffing. The Operating Plan shall include, among other things, information relating to the growth and enhancement of the Lab Practice, a budget for the Lab Practice and the Management Fee to be paid to AmeriPath.

             B. EXPANSION OF PRACTICE. AmeriPath shall assist the Practice in developing relationships and affiliations with physicians and other specialists, hospitals, networks, health maintenance organizations and preferred provider organizations. Subject to the terms of this Agreement, each of the Practice and AmeriPath shall cooperate and use their respective best efforts to expand the Lab Practice.

             C. MANAGED CARE RELATIONSHIPS. AmeriPath, together with the Managing Physician, shall evaluate, negotiate, and administer managed care contracts and other third party payor contracts on behalf of the Lab Practice and its Practice Providers.

             D. FACILITY RELATIONSHIPS. AmeriPath, together with the Managing Physician, shall evaluate, negotiate, and administer all hospital and other medical facility contracts on behalf of the Lab Practice and its Practice Providers.

             E. ESTABLISHMENT OF FEES. AmeriPath shall recommend, but shall not set, fees, charges, premiums or other amounts due in connection with services and goods provided by the Lab Practice. The Steering Committee (see
Section IV) may adopt recommendations in its reasonable discretion on behalf of the Practice and its Practice Providers. The Practice shall retain sole authority to decide how physician compensation will be divided among individual physicians.

             F. PRACTICE MANAGEMENT SERVICES. AmeriPath shall, in consultation with the Managing Physician, assess business activity including product line analysis, outcomes monitoring and customer satisfaction in respect of the Lab Practice. AmeriPath shall develop systems to track

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revenues, expenses, cost accounting, utilization, quality assurance, physician productivity and customer satisfaction in respect of the Lab Practice.

             G. BUSINESS OFFICE AND SUPPORT SERVICES. With the prior approval of the Management Committee, AmeriPath may, in consultation with the Managing Physician, provide computer, bookkeeping, billing and collection, accounts receivable and accounts payable services necessary for the management of the Lab Practice pursuant to this Agreement and in accordance with the Operating Plan. Billing and collections shall initially be performed by the Practice, but may be performed at AmeriPath's option, by AmeriPath at a later date. AmeriPath may also order and purchase on behalf of the Lab Practice medical and office supplies required in the day-to-day operation of the Lab Practice as determined by the Managing Physician consistent with the Operating Plan. However, the Practice shall order, purchase, stock, and monitor the inventory of pharmaceuticals and other medical supplies, substances, or items whose purchase, maintenance, or security require licensure as a health-care provider or require a permit, registration, certification, or identification number that requires licensure or certification as a health-care provider. AmeriPath shall provide access to management information systems services to the Lab Practice, including risk contracting systems services. AmeriPath may also arrange laundry, waste collection, and other necessary operational services for the Lab Practice in accordance with applicable laws.

             H. PROFESSIONAL AND CONSULTING SERVICES. AmeriPath shall arrange for or render business and financial management consultation and advice reasonably requested by the Managing Physician and directly related to the operations of the Lab Practice pursuant to this Agreement. Except as contemplated by the Operating Plan, AmeriPath shall not be responsible for any services requested by or rendered to any individual, employee or agent of the Practice, or any Practice Provider, not directly related to Lab Practice operations.

             I. FINANCIAL STATEMENTS. AmeriPath shall prepare Lab Practice profit and loss and income statements, in accordance with the manner and form in which AmeriPath normally keeps its accounts, books and records, and in accordance with applicable laws. The statements shall reflect Practice Revenues generated by or on behalf of the Practice and shall contain a comparison of actual and budgeted Practice Revenues and expenses. AmeriPath shall provide the Managing Physician with monthly statements within thirty (30) days after the end of each month and shall provide a year-end statement within ninety (90) days after the end of the calendar year.

III.         PRACTICE OBLIGATIONS

             A. EXCLUSIVITY. The Practice agrees that during the Term of this Agreement it will not retain, engage or employ, directly or indirectly, any other entity or individual to provide the services for the Lab Practice for which it is contracting with AmeriPath.

             B. PROFESSIONAL STANDARDS. Medical services shall be performed solely by, or under the direct supervision of, the Practice Providers. The Practice shall have complete and absolute control over the methods by which the Practice, and Practice Providers practice medicine and/or

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render the professional services which they are licensed to provide under the laws of the states in which they are practicing and Federal Law. The Practice shall require that Practice Providers comply with applicable ethical standards, laws and regulations. The Practice shall, with the assistance of AmeriPath (if so requested by the Managing Physician), resolve utilization review or quality assurance issues which may arise. In the event that disciplinary actions or professional liability actions are initiated against any Practice Provider, the Practice shall immediately inform AmeriPath of the action and the underlying facts and circumstances. The Practice shall implement and maintain a program to monitor the quality and utilization of medical care, and AmeriPath shall render administrative assistance to the Lab Practice, as requested by the Managing Physician.

             C. MANAGED CARE ARRANGEMENTS. The Practice shall cooperate with AmeriPath in the development and operation of managed care arrangements for the Lab Practice. The Practice shall participate as a provider and in the administrative operation of integrated delivery systems and managed care arrangements for the Lab Practice. The Practice and its Practice Providers agree to comply with the quality assurance and utilization review programs of managed care arrangements for the Lab Practice.

             D. CONTINUING MEDICAL EDUCATION. The Practice shall ensure that each of its Practice Providers participates in continuing medical education activities, as necessary to remain current in their respective specialties, including, but not limited to, the minimum continuing medical education requirements imposed by applicable laws and policies of applicable specialty boards.

             E. PHYSICIAN POWERS OF ATTORNEY AND BILLING. At such times as AmeriPath performs Billing and Collection functions, the Practice shall appoint AmeriPath to act as agent in the billing and collection of all Practice Revenues, and shall require all Practice Providers to appoint AmeriPath as attorney-in-fact for the Practice and each Practice Provider, as more specifically set forth in Attachment II. The Practice shall cooperate and shall cause its Practice Providers to cooperate with AmeriPath in all matters relating to the billing and collection of all Practice Revenues. In this regard, each Practice Provider shall review and approve the reports and other information required to support complete and accurate bills. Additionally, the Practice and its Practice Providers will provide such necessary support to appeal or contest any denials of claims or other regulatory issues.

             F. ADDITIONAL PRACTICE PROVIDERS. When the Practice desires to add or change a Practice Provider for the Lab Practice, AmeriPath shall provide a business analysis of the prospective change in the composition of the Lab Practice. Additional Practice Providers for the Lab Practice (the "Additional Practice Providers") shall be added to the Lab Practice as follows: the Practice shall review and approve the credentials and the medical practices of the prospective Additional Practice Provider. AmeriPath shall review the business operations, financial condition and results of operations of the prospective Additional Practice Provider and shall provide such information to the Managing Physician. The decision to admit an Additional Practice Provider shall be subject to the approval of the Steering Committee.

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             G.     ADDITIONAL PRACTICES.  AmeriPath may, in its discretion,
seek to add additional practices for Dermatopathology services (each such Practice being an "Additional Practice") to this Agreement. If AmeriPath desires to add an Additional Practice, AmeriPath shall provide to the Steering Committee a business analysis of the Additional Practice, including business operations, financial condition and results of operations. The decision to admit an Additional Practice shall be subject to the approval of the Steering Committee. After an agreement to add an Additional Practice has been reached, the Practice and AmeriPath shall enter into an amendment (the "New Practice Amendment") to this Agreement. The New Practice Amendment shall include the understanding of the parties with respect to AmeriPath's compensation and other issues agreed upon by the Steering Committee and the Additional Practice. The New Practice Amendment shall obligate the Additional Practice to be bound by the New Practice Amendment.

             H. PRACTICE EXPENSES. The Practice shall be solely responsible for the payment of all Practice Expenses.

             I. PRACTICE ORGANIZATIONAL DOCUMENTS. The Practice agrees that it shall not, without the written consent of AmeriPath: (a) modify or amend the Practice Organizational Documents (as defined in Attachment I); (b) admit New Practice Providers, except as provided for in this Agreement; (c) remove the Managing Physician; or (d) terminate or cancel any hospital contracts (or similar contracts for the provision of services) under this Agreement. Further, the Practice agrees that it shall consult with AmeriPath prior to the termination or release of any Practice Provider from his or her obligations.

             J. STAFFING OF FACILITIES BY THE PRACTICE. To the extent that the Practice or the Practice Providers are responsible for staffing facilities provided by AmeriPath, the Practice shall use reasonable efforts to provide adequate staffing to ensure that medical services are provided in a manner consistent with applicable community and medical specialty standards. From time to time AmeriPath may acquire new facilities that it wishes the Practice to staff. The Practice agrees that in the event AmeriPath acquires or develops a new facility that it wishes the Practice to staff, the Practice will use reasonable efforts to staff the facility with Additional Practice Providers and other new personnel. The parties agree that the Operating Plan will be revised as necessary to accommodate staffing of the new facility.

             K. EQUIPMENT. The Practice shall advise AmeriPath on the maintenance, repair and proper operation of medical equipment. This obligation shall relate to the medical functionality of the equipment. Upon receipt of such advice, AmeriPath shall cause the medical equipment for the Lab Practice to be maintained in good operating condition.

             L. MEDICAL RECORDS. The Practice shall be responsible for the preparation of, and direct the contents of, patient medical records. All patient medical records shall remain the property of the Practice. The Practice shall be responsible for proper documentation of medical services provided by the Practice and the Practice Providers.

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IV.          STEERING COMMITTEE

             A. CREATION AND GENERAL DUTIES OF STEERING COMMITTEE. AmeriPath and the Practice shall establish a Steering Committee composed of three members, one of which shall be the Managing Physician and one of which shall be designated by AmeriPath and one shall be designated by the Practice's Board of Directors. The Steering Committee shall meet periodically and at the reasonable request of either party. The Steering Committee shall consider, review, determine and approve the following matters as they relate to the operation of the Lab Practice: (i) the Operating Plan; (ii) employment and recruitment of Additional Practice Providers; (iii) long term strategic planning; (iv) establishment and maintenance of relationships with health care providers and payors; (v) the fee schedule for services and items provided by the Lab Practice; and (vi) approval of all marketing and advertising of services performed by the Lab Practice or Practice Providers.

             B. OPERATING PLAN. One of the Steering Committee's primary responsibilities shall be the approval of a Lab Practice Operating Plan (the "Operating Plan"). AmeriPath shall, not less often than one time each fiscal year, develop a proposed Operating Plan. The proposed Operating Plan shall be submitted to the Steering Committee for approval. When Approved by the Steering Committee, both AmeriPath and the Managing Physician shall, as their responsibilities are allocated in this Agreement, use reasonable efforts to implement the Operating Plan. The Operating Plan shall set forth the estimated income and expenditures of the Lab Practice for the period covered, such income and expenditures to be set forth in reasonable detail. The Practice shall retain sole authority for proposing the compensation levels and manner of distribution of physician income among individual physicians. Such proposals shall be included in the budget of the Lab Practice which shall be incorporated into the Operating Plan as approved by the Steering Committee. The Operating Plan shall include Practice Expenses, Allocated Expenses and AmeriPath compensation. The Steering Committee may revise, from time to time, the Operating Plan as it determines to be necessary or desirable (as revised, the "Revised Operating Plan"). AmeriPath and the Managing Physician shall be authorized without the need for further approval by AmeriPath, the Steering Committee or the Practice Providers, to make the expenditures and incur the obligations provided for in a Revised Operating Plan. Additionally, AmeriPath or the Managing Physician may make expenditures and incur obligations that differ from an Operating Plan, but incurred in the ordinary course of business. For example, an increase in professional liability premiums shall create a variance in the Operating Plan which may be incurred without a revision to the Operating Plan.

V.           FINANCIAL MATTERS

             A.     AMERIPATH COMPENSATION.
                    1. GENERAL. The compensation provided herein is expected to provide AmeriPath with fair market value payment commensurate with the services it provides, its capital investment, use of its tradename and its expertise in laboratory and professional practice management. AmeriPath shall, subject to compliance with any applicable laws, receive compensation equal to all Practice Revenues in excess of Practice Expenses and Allocated Expenses paid to AmeriPath.

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                    2.       PRACTICE EXPENSES AND ALLOCATED EXPENSES.  All
                             Practice Expenses (as defined in Attachment I hereto), including the compensation of Practice Providers, shall be the sole responsibility of Practice and shall be paid by the Practice out of its first available Practice Revenues. Allocated Expenses (as defined in ATTACHMENT I hereto) incurred by AmeriPath in the course of the performance of its duties under this Agreement on behalf of or as agent for the Practice shall be paid to AmeriPath. Allocated Expenses may include an allocable portion of reasonable corporate overhead of AmeriPath. Allocated Expenses shall be billed to the Practice at their actual cost to AmeriPath. An operating budget for Practice Expenses and Allocated Expenses shall be reviewed at least annually and shall be set forth in the Operating Plan.

             B. REIMBURSEMENT OF EXPENSES. AmeriPath may, from time to time, incur Practice Expenses which are a part of the Operating Plan, a Revised Operating Plan, or are Practice Expenses incurred in the ordinary course of business. AmeriPath shall be entitled to be reimbursed by the Practice for these expenses when incurred.

             C. PRACTICE BANK ACCOUNT, PAYMENT OF FEES AND PAYMENT OF EXPENSES. The Practice shall establish a bank account for the deposit of all Practice Revenues arising from the Lab Practice (the "Practice Bank Account"). AmeriPath shall have a security interest in the Practice Bank Account pursuant to this Section V. Additionally, it is understood and agreed that AmeriPath may assign its security interest and all other interests that it may have in the Practice Bank Account to its lender or lenders. Should AmeriPath assign its interest, its assignee shall have a first lien on the Practice Bank Account. AmeriPath shall have access to the Practice Bank Account solely for the purposes stated herein. In connection herewith and throughout the Term, Practice hereby grants to AmeriPath an exclusive special power of attorney for the purposes herein and appoints AmeriPath as Practice's exclusive true and lawful agent and attorney-in-fact, and AmeriPath hereby accepts such special power of attorney and appointment, to deposit into the Practice Bank Account all funds, fees, and revenues generated from the Lab Practice's provision of Dermatopathology services and collected by AmeriPath, and to make withdrawals from Practice Bank Account for payments specified in this Agreement and as requested from time-to-time by Practice. Notwithstanding the exclusive special power of attorney granted to AmeriPath hereunder, Practice may, with notice to AmeriPath, draw checks on the Practice Bank Account; provided, however, that Practice shall neither draw checks on the Practice Bank Account nor request AmeriPath to do so if the balance remaining in the Practice Bank Account after such withdrawal would be insufficient to enable AmeriPath to pay on behalf of Practice any Practice Expense attributable to the operations of Practice or to the provision of medical services, and/or any other obligations of Practice. Disbursements made from the Practice Bank Account consent shall be consistent with the type and amount of expenditures authorized by the Operating Plan. Limits on authority to sign checks and purchase orders shall be mutually agreed upon by AmeriPath and the Managing Physician.

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             D.     COLLATERAL.  As collateral security for the payment of all amounts owed to AmeriPath pursuant to this Agreement, Practice grants to AmeriPath a security interest in all tangible and intangible assets of the Practice used exclusively for the Lab Practice including Practice Revenues of the Lab Practice which may be created or arise during the Term, together with all proceeds regardless of the manner in which the entitlement to payment for such Lab Practice Revenues exists whether as accounts, accounts receivable, notes receivable or other evidence of entitlement to such Lab Practice Revenues and all of its rights, title and interest (including right to control the same), if any, in the Practice Bank Account and the sums on deposit (collectively, the "Collateral") to the extent the same are not otherwise assigned to AmeriPath. In granting this security interest, the Practice agrees to the following, subject in each case to the obligations of the Practice and the rights of Lenders under the Joinder dated as of October 15, 1996 to the Credit Agreement dated as of May 29, 1996, among AmeriPath, Subsidiaries of AmeriPath, the Lenders party thereto and the First National Bank of Boston, as
Agent: (i) this Agreement shall create and constitute a valid and perfected first priority security interest in the Collateral enforceable against all parties; (ii) the Practice has and shall continue to have good indefeasible and merchantable title to and ownership of the Collateral free and clear of all liens, other than liens created by AmeriPath or any AmeriPath Affiliate; (iii) this grant of a security interest in the Collateral shall not result in a violation of any other agreement to which Practice is or becomes a party; and
(iv) the Practice shall take all action necessary to perfect AmeriPath's security interest in the Collateral, including the execution of financing statements and authorization to file the same in the appropriate recording office. AmeriPath and the Practice agree to execute such further documents and instruments as may be deemed necessary or desirable, in AmeriPath's sole discretion, to effect the provisions of this Section.

             E. REMEDIES FOR NON-PAYMENT. AmeriPath shall have all rights and remedies of a secured party and all rights, remedies, securities and liens of the Practice with respect to the Collateral including, but not limited to, extending the time of payment of, compromising, or settling for cash, credit, or otherwise upon any terms, any part or all of the Collateral, but shall not be liable for any failure to collect or enforce the payment thereof. AmeriPath is authorized by the Practice, except as otherwise prohibited by applicable law, to take possession of, and endorse in the name of the Practice any notes, checks, money orders, drafts, cash, insurance payments and any other instruments received in payment of the Collateral, or any part thereof; to collect, sue for and give satisfactions for moneys due on account of the Collateral; and to withdraw any claims, suits or proceedings pertaining to, or arising out of, AmeriPath's and/or the Practice's rights to the Collateral. AmeriPath's costs of collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Practice. The Practice agrees that AmeriPath shall be permitted to place its representatives in the Medical Offices, with full authority to take possession of and retain for AmeriPath the books and records of the Lab Practice with reference to the Lab Practice's operations pursuant to this Agreement with respect to the Collateral.

             F. RIGHT OF OFFSET. Notwithstanding any other provision in this Agreement, AmeriPath is entitled to offset against any sums owed by AmeriPath to the Practice any amounts payable or reimbursable to AmeriPath under this Agreement.

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             G.     LEGAL LIMITATION ON ASSIGNMENT.  This Agreement shall not
constitute an assignment of Practice Revenues to the extent that such assignment is prohibited under applicable law. To the extent Practice Revenues are not assignable, the Practice agrees that it shall promptly deliver non-assigned Practice Revenues of the Lab Practice to AmeriPath.

VI.          TERMS AND TERMINATIONS

             A. TERM. The initial term of this Agreement shall be for a period of forty (40) years commencing on October 15, 1996 and ending on October 14, 2036 (the "Initial Term"). This Agreement shall be extended for separate and successive five (5) year periods (each such five (5) year period shall be referred to as an "Extended Term" and the Initial Term and any Extended Term shall be referred to in this Agreement as the "Term") unless either party provides the other party notice not less than sixty (60) days prior to the end of the Initial Term or an Extended Term, unless the Practice has defaulted under the terms of this Agreement. The same terms and conditions of this Agreement shall apply to an Extended Term unless the Practice and AmeriPath mutually agree to alter the terms and conditions hereof with a writing signed by each party hereto. All New Practice Amendments shall terminate at such time as this Agreement terminates.

             B. TERMINATION. A party (the "Terminating Party") may terminate this Agreement on the basis of the following:

                    1. The other party breaches any material term or condition of this Agreement, and the breach continues for sixty (60) days after the receipt of written notice specifying the breach by the party which did not perform or breached.

                    2. AmeriPath may terminate this Agreement if the Practice is suspended or prohibited from participating in the Medicare or Medicaid programs or excluded from entering into healthcare provider agreements with any material portion of the managed care or healthcare insurance industry; or (ii) the Practice breaches any material term of this Agreement.

             C. EFFECTS OF AND OBLIGATIONS UPON TERMINATION. Upon the termination or expiration of this Agreement: (i) neither party shall be discharged from any previously accrued obligation which remains outstanding;
(ii) any sums of money owing by one party to the other shall be paid immediately, prorated through the effective date of termination or expiration;
(iii) the Practice shall return to AmeriPath all originals and copies of any Confidential Information in the possession of the Practice or any other person or entity to whom it has delivered originals and/or copies; (iv) the Practice and AmeriPath shall perform matters as are necessary to wind up their activities under this Agreement in an orderly manner, including providing to the Practice patient billing records on paper or electronic data; and (v) each party shall have the right to pursue other legal or equitable relief as may be available depending upon the circumstances of the termination.

VII.         LEGAL COUNSEL

             The Practice agrees to retain legal counsel recommended by AmeriPath with respect to Lab Practice matters in which the interests of the Practice are not adverse to AmeriPath or its business in

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any significant respect and further agrees to waive any conflicts of interest in transactional matters which may exist for such recommended legal counsel with respect to AmeriPath.

VIII.        PRACTICE OF MEDICINE.

             The parties acknowledge that AmeriPath is not authorized or qualified to engage in any activity which constitutes the practice of medicine and nothing required herein to be shall be construed as the practice of medicine by AmeriPath. To the extent any act or service required to be performed or provided by AmeriPath is construed or deemed by any governmental authority, agency or court to constitute the practice of medicine, AmeriPath shall be released from any obligation to provide such act or service and the provision for such required act or service shall be deemed waived and forever unenforceable without otherwise affecting the terms of this Agreement.

             Practice and AmeriPath have duly executed this Agreement on the day and year indicated above.

                                     BENO MICHEL, M.D., INC.


                                     By:  /s/ Beno Michel, M.D.
                                        --------------------------------
                                     Name: Beno Michel, M.D.
                                          ------------------------------
                                     Its:  President
                                         -------------------------------

                                     AMERIPATH, INC.

                                     By: /s/ Robert P. Wynn
                                        --------------------------------
                                     Name: Robert P. Wynn
                                          ------------------------------
                                     Its : Vice President
                                          ------------------------------


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                                  ATTACHMENT I

                                  DEFINITIONS

AGREEMENT                    means this agreement and any subsequent amendments
                             thereto.

ALLOCATED EXPENSES           means the expenses relating to the operations of
                             the facilities of the Lab Practice and the administrative expenses incurred by AmeriPath on behalf of the Lab Practice in the performance of AmeriPath's duties under this Agreement, including the following: billing services (including personnel), marketing, advertising, promotion, allocated corporate overhead, legal expenses, service of laboratory and other expenses as may be approved from time to time by the Steering
                             Committee, all as permitted to be incurred in accordance with this Agreement.

DOCUMENTS                    means the articles of incorporation and bylaws of
                             the Practice.

MANAGING PHYSICIAN           means Beno Michel, M.D., for so long as he is so
                             designated by Practices Board of Directors to manage the administrative and medical functions of the Practice.

OPERATING PLAN               means the Practice Operating Plan referred to in
                             Section IV.B.

PRACTICE BANK ACCOUNT        means the bank account referred to in Section V.C.
                             of which the Practice is the owner.

PRACTICE EXPENSES            means the following expenses: Practice Providers'
                             compensation expenses, professional liability insurance, continuing medical education, benefits, dues and subscriptions, automobiles, facility leases, repairs and maintenance, telephones and pagers, utilities, billing services, courier services, legal expenses, travel and entertainment, outside medical consultants, license fees and taxes, all expenses identified in this Agreement as Practice Expenses, all expenses identified in this Agreement as incurred by Ameripath on behalf of Practice and other expenses approved from time to time by the Steering
                             Committee, all as permitted to be incurred in accordance with this Agreement and any New
                             Practice Amendment (as defined in Section III.G.).

                               Attachment I-1

PRACTICE PROVIDERS           means individuals who are duly licensed to
                             practice medicine and who are employed by the Practice, or other individuals who are under contract with the Practice to provide physician services to patients of the Practice.

PRACTICE REVENUES            means all revenues generated by or on behalf of
                             the Practice, after the date hereof, as a result of professional medical services furnished to patients, ancillary services provided to patients, pharmaceuticals and other items and supplies sold to patients and other fees or income generated by the Practice or Practice Providers rendered in an inpatient or outpatient setting and regardless of whether rendered to health maintenance organization, preferred provider organization,
                             Medicare, Medicaid or other patients, including, but not limited to, payments received under capitation arrangements, less account adjustments for uncollectible accounts, discounts, Medicare,
                             Medicaid, workers' compensation, professional courtesy discounts and other write-offs.

                               Attachment I-2

                                 ATTACHMENT II

                  APPOINTMENT OF AMERIPATH AS ATTORNEY IN FACT

             On behalf of and for the account of Practice, AmeriPath shall assist Practice in Practice's establishment and maintenance of credit and billing and collection policies and procedures, and shall coordinate and supervise Practice personnel to ensure the timely billing and collection of all professional and other fees for all billable pathology services provided by Practice or Physicians. AmeriPath shall advise and consult with Practice regarding the fees for pathology services provided by Practice; it being understood, however, that Practice shall establish the fees to be charged for pathology services and that AmeriPath shall have no authority whatsoever with respect to the establishment of such fees. In connection with the billing and collection services to be provided hereunder, and throughout the term of this Agreement, Practice hereby grants to AmeriPath an exclusive special power of attorney and appoints AmeriPath as Practice's exclusive true and lawful agent and attorney-in-fact, and AmeriPath hereby accepts such special power of attorney and appointment, for the following purposes:

             1. To supervise and coordinate the billing of Practice's patients, in the name of Practice and on behalf of Practice, as applicable, for all billable pathology services provided by Practice to patients.

             2. To supervise and coordinate the billing in Practice's name and on Practice's behalf, as applicable, all claims for reimbursement or indemnification from Blue Shield/Blue Cross, insurance companies, Medicare, Medicaid, and all other third party payors or fiscal intermediaries for all covered billable pathology services provided by Practice to patients.

             3. To ensure the collection and receipt in AmeriPath's name and for AmeriPath's account all accounts receivable of Practice purchased by AmeriPath, and to deposit such collections in an account selected by AmeriPath and maintained in AmeriPath's name.

             4. To ensure the collection and receipt in Practice's name and on Practice's behalf, as applicable, of all accounts receivable generated by such billings and claims for reimbursement that have not been purchased by AmeriPath, to administer such accounts including, but not limited to, (i) extending the time of payment of any such accounts for cash, credit or otherwise; (ii) discharging or releasing the obligors of any such accounts; (iii) with the consent of the Steering Committee, suing, assigning or selling at a discount such accounts to collection agencies; or (iv) with the consent of the Steering Committee, taking other measures to require the payment of any such accounts.

                               Attachment II-1

             5. To deposit all amounts collected in Practice's name and on behalf of Practice into Practice Bank Account which shall be and at all times remain in Practice's name. Practice covenants to transfer and deliver to AmeriPath for deposit into Practice Bank Account or itself to make such deposit of all funds received by Practice from patients or third party payors for pathology services. Upon receipt by AmeriPath of any funds from patients or third party payors or from Practice pursuant hereto for pathology services, AmeriPath shall immediately deposit same into the Practice Bank Account. AmeriPath shall disburse such deposited funds to creditors and other persons on behalf of Practice, maintaining records of such receipt and disbursement of funds as directed by Practice.

             6. To take possession of, endorse in the name of Practice, and deposit into the Practice Bank Account any notes, checks, money orders, insurance payments, and any other instruments received in payment for pathology services.

             7. To sign checks, drafts, bank notes or other instruments on behalf of Practice, and to make withdrawals from the Practice Bank Account for payments specified in this Agreement and as requested from time to time by Practice.

Upon request of AmeriPath, Practice shall execute and deliver to the financial institution wherein the Practice Bank Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special and limited power of attorney granted to AmeriPath by Practice pursuant to this Agreement. The special and limited power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with AmeriPath's written consent. The irrevocable power of attorney shall expire on the later of when this Agreement has been terminated, when all accounts receivable purchased by AmeriPath have been collected, or when all management fees due to AmeriPath have been paid. If AmeriPath assigns this Agreement in accordance with its terms, then Practice shall execute a power of attorney in favor of the assignee.

                               Attachment II-2

                                 ATTACHMENT III

                      MISCELLANEOUS CONTRACTUAL PROVISIONS

1.           ADDITIONAL ACTS.          Each party agrees to perform any further
                                       acts and to execute and deliver any
                                       documents which may be reasonably
                                       necessary to carry out the provisions of this Agreement.

2.           CONTRACT CONSTRUCTION, INTERPRETATION
               AND ENFORCEMENT PROVISIONS.

                    (a)Assignment      Neither party may assign this Agreement
                                       without the other's written consent.
                                       Nevertheless: AmeriPath may assign this
                                       Agreement to a parent, subsidiary or
                                       affiliate.  This Agreement shall be
                                       binding on and shall inure to the
                                       benefit of the parties to this
                                       Agreement, and their successors and
                                       permitted assigns.  Subject to the
                                       foregoing sentence, no person or entity
                                       not a party to this Agreement shall have any right under or by virtue of this Agreement, except for AmeriPath, Inc. as an intended third party beneficiary of this Agreement.

                    (b)Captions The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

                    (c)Costs of
                    Enforcement        In the event that either party files
                                       suit in any court against the other
                                       party to enforce the terms of or to
                                       obtain performance under this Agreement, the prevailing party shall be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in the suit. The term
                                       "prevailing party" means the party in
                                       whose favor final judgment after appeal
                                       (if any) is rendered with respect to the claims asserted in the complaint.
                                       "Reasonable attorneys' fees" are those
                                       attorneys' fees actually incurred in
                                       obtaining a judgment in favor of the
                                       prevailing party.

                    (d)Counterparts    The parties may execute this Agreement
                                       in several counterparts, each of which
                                       shall be deemed to be an original, and
                                       counterparts shall constitute and be one and the same instrument.

                              Attachment III-1

                    (e) Governing Law. This Agreement shall be interpreted,
                                       construed and enforced in accordance
                                       with the laws of the State of Ohio,
                                       applied without giving effect to any
                                       conflicts of law principles.

                    (f) Modifications. This Agreement contains the entire
                                       agreement of the parties with respect
                                       to the subject matter hereof and
                                       supersedes any prior or
                                       contemporaneous negotiations,
                                       understandings or agreements between
                                       the parties, written or oral, with
                                       respect to the transactions
                                       contemplated by this Agreement.  This
                                       Agreement may not be changed or
                                       terminated orally but may only be
                                       changed by an agreement in writing
                                       signed by AmeriPath and the Practice;
                                       provided, however, that this Agreement
                                       shall not be modified without the
                                       consent of the Managing Physician for
                                       so long as Beno Michel, M.D., shall be
                                       the Managing Physician, or AmeriPath,
                                       Inc., shall have continuing financial
                                       obligations (contingent or otherwise)
                                       owing to Dr. Michel.

                    (g) Notices        The parties to this Agreement shall
                                       give notice under this Agreement by
                                       U.S. mail, postage prepaid, by hand
                                       delivery or by overnight express,
                                       charges prepaid.  Notices shall be
                                       addressed as follows:

                                       If to the Practice:
                                            Beno Michel, M.D., Inc.
                                            23200 Chagrin Building 5, Suite 350
                                            Beachwood, Ohio 44122
                                            Attention:  Beno Michel, M.D.

                                       If to AmeriPath:
                                            AmeriPath, Inc.
                                            800 Cypress Creek Road, Suite 200
                                            Ft. Lauderdale, Florida  33334
                                            Attention:  James C. New, President


or other addresses as furnished in writing by a party to the other party. All notices shall be considered received when received by the addressee, if by mail, when hand delivered or one business day after delivery to the overnight courier.

                    (h) Severability.  A determination by a court of
                                       competent jurisdiction that a
                                       provision or part of any provision of
                                       this Agreement is invalid or
                                       unenforceable shall not affect the
                                       remaining parts or provisions of this
                                       Agreement which shall continue in full
                                       force and effect.

                              Attachment III-2

3.           LEGAL EVENTS TRIGGERING
               CONTRACT MODIFICATION OR TERMINATION

                    (a)Changes in Reimbursement.  In the event that Medicare,
                               Medicaid, Blue Shield or any other third party payor, or any other Federal, state or local laws, rules, regulations or interpretations, at any time during the Term prohibit, restrict or in any way materially and adversely change the method or amount of reimbursement or compensation for either party provided for in this Agreement, then the parties shall negotiate in good faith to amend this Agreement to provide for payment of compensation in a manner consistent with such changes, taking into account any materially adverse change in reimbursement or payment for physician services. If the parties cannot reach agreement on an amendment prior to the effective date of the change, the parties agree to jointly select a mediator and share equally in the cost of the mediation. If mediation does not resolve such dispute, then the matter shall be settled exclusively by binding arbitration, which shall be conducted in Broward County, Florida, in accordance with the National Health Lawyer's Association, Alternative Dispute Resolution Service, Rules of Procedure for Arbitration. The expenses of such arbitration shall be borne equally by the parties, provided that each party shall pay for the cost and its own experts, evidence, and attorney's fees (unless otherwise directed by the arbitrator).

                    (b)Enactment or Interpretation of Relevant Statutes and
                               Regulations. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency, or legal counsel acceptable to both AmeriPath and the Practice in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Practice and AmeriPath shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Practice and AmeriPath and without substantial economic detriment to any party. If such an amendment is not possible, either party shall have the right to terminate this Agreement.

                              Attachment III-3

4.           INDEPENDENT CONTRACTOR STATUS.
                               The Practice and AmeriPath are to perform and exercise their rights and obligations under this Agreement as independent contractors. AmeriPath's sole function under this Agreement is to provide services, as requested, in a competent and satisfactory manner, exercising reasonable care in the performance of all such duties. AmeriPath shall not become liable for any of the obligations, liabilities, debts or losses of the Practice unless otherwise specifically provided by this Agreement. AmeriPath shall have no liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor (other than AmeriPath) of the Practice. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants. In the event that any court or regulatory authority (or AmeriPath, in good faith) determines that the relationship established by this Agreements creates an employment relationship, the parties shall negotiate in good faith to reach an arrangement involving AmeriPath and the then current Practice Providers which substantially preserves for the parties the benefits of this Agreement. If such an arrangement cannot be reached, AmeriPath may terminate this Agreement upon thirty (30) days prior written notice to the Practice.

5.           PROHIBITION AGAINST DISCRIMINATION.
                               The Practice and AmeriPath agree that, in fulfilling their respective obligations and duties under this Agreement, they shall not discriminate against any individual on the basis of race, religion, age, sex, disability or national origin.

6.           USE OF NAMES.     Subject to the approval of the Managing
                               Physician, which approval shall not be
                               unreasonably withheld, AmeriPath may include the name of the Practice, the Practice Providers and the Practice Providers in any brochures, promotional materials or the like relating to AmeriPath.


                              Attachment III-4

7.           SUBORDINATION.    AmeriPath and the Company, for themselves and
                               on behalf of their respective successors and assigns, hereby agree, for the benefit of Beno
                               Michel, the Practice Providers, Beno Michel &
                               Associates, M.D., Inc. and their respective successors and assigns (collectively, the "Other
                               Creditors") that AmeriPath's right to payment of compensation and reimbursement of expenses pursuant to this Agreement (the "Junior
                               Obligations") shall be junior and subordinate in right of payment to the prior final payment in full, in cash, of all amounts owed (whether fixed or contingent, due or to become due) under the Other Agreements (as defined in paragraph 8, hereunder) and employment contracts with other
                               Practice Providers (collectively, the "Senior
                               Obligations"). AmeriPath agrees that it will not take or demand, and the Company agrees that it will not make, any payment of or on account of any Senior Obligations, without the prior written consent of the Other Creditors, prior to final payment in full, in cash, of all Junior
                               Obligations.

8.           CONFLICTING PROVISIONS.
                               Nothing in this Agreement shall expand the obligations of or impair any rights of the Managing Physician under his employment agreement with the Company, and if any term or provision in this Agreement conflicts with or is consistent with any term or provision in the employment agreement, the term or provision in the employment agreement shall control. Nothing in this Agreement shall affect in any way any obligations of the Practice or AmeriPath under the Stock Purchase Agreement pursuant to which the Practice was acquired, the contingent notes issued pursuant to the Stock Purchase Agreement, the Employment Agreement between the Practice and the Managing Physician, the Option Agreement referred to in the Employment Agreement, or any other agreement to which the Practice or AmeriPath, on the one hand, and Beno Michel or Beno Michel & Associates, M.D., Inc., on the other hand, are parties (collectively, the "Other Agreements"), and if any term or provision in this Agreement conflicts with or is consistent with any term or provision in any such Other Agreement, the term or provision in such Other Agreement shall control the rights and obligations of Beno Michel or Beno Michel & Associates, M.D., Inc., as applicable.


                              Attachment III-5